Exhibit 99.1

MGT Capital Clarifies and Corrects Shareholder Vote Results

Company Will Not Increase Authorized Shares, Nor Have Authority for a Reverse Stock Split

DURHAM, NC, December 27, 2017 /PRNewswire/ — MGT Capital Investments, Inc. (OTCQB: MGTI) today filed a Form 8-K/A Current Report with the Securities and Exchange Commission to amend the results of its Annual Meeting held on December 19, 2017. Due to an error describing voting procedures in our Proxy Statement, the Company has decided to reject the approvals of two proposals.

Specifically, the proposal to amend the Company’s restated certificate of incorporation to increase the amount of authorized common stock from 75,000,000 shares to 200,000,000 shares was deemed not approved, even though the accurately tabulated vote count passed the measure. Likewise, the proposal granting the Board of Directors the ability to institute a reverse stock split was also deemed not approved.

In both cases, the issue centered around counting so-called “broker non-votes” in favor of both proposals. As it turns out, according to our vote tabulation service, both measures are considered “routine,” allowing those “non-votes” to count, but our Proxy Statement mischaracterized such impact. This error may have caused stockholders to not vote at all, assuming their non-vote would not be tallied.

Independent MGT Board Chairman H. Robert Holmes commented, “We take very seriously our mandate of transparent corporate governance, and believe today’s action is the equitable solution for our stockholders. Further, we will institute measures to strengthen our legal advisory team to prevent future missteps.” In closing, Mr. Holmes repeated his statement from the Annual Meeting, “As we execute on our growth plans, the Company has never been stronger operationally or financially, and we should all look forward to a prosperous 2018.”

About MGT Capital Investments, Inc.

With facilities in WA state and Sweden, MGT Capital Investments, Inc. (OTCQB: MGTI) ranks as one of the largest global Bitcoin miners. Further, the Company continues to exercise a disciplined expansion strategy to grow its crypto assets materially.

The Company is also developing a portfolio of cyber security technologies, with industry pioneer John McAfee as its visionary leader, creating advanced protection technologies for mobile and personal tech devices, as well as corporate networks. The Company’s first product, Sentinel, an enterprise class network intrusion detector was released in October 2017. The Company also has entered into a joint venture with Nordic IT to develop and market a mobile phone with extensive privacy and anti-hacking features. The Privacy Phone has a tentative release date of February 2018.

For more information on the Company, please visit: http://www.mgtci.com

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor and Media Contact

Grace Livingston

glivingston@mgtci.com

919.973.0954